UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2022

PLUMAS BANCORP
(Exact name of registrant as specified in its charter)

California	000-49883	75-2987096
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5525 Kietzke Lane, Suite 100 Reno, NV	89511
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (775) 786-0907

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	PLBC	NASDAQ Capital Market

Item 1.01 Entry into a Material Definitive Agreement.

On January 25, 2022, Plumas Bancorp (the “Company”) entered into a Loan Agreement (the “Loan Agreement”) and Promissory Note (the “Note”) for a loan in an aggregate amount not to exceed $15,000,000 with TIB, National Association (the “Lender”). The Note, which replaces its existing $15,000,000 lending facility with the Lender, has a term of 13 years. During the initial three years of the Loan Agreement the Note functions as an interest only revolving line of credit. Beginning on year four the Note converts into a term loan requiring semi-annual principal and interest payments and no further advances can be made. The Promissory Note matures on January 25, 2035. The Note can be prepaid at any time without penalty.

The proceeds of this lending facility shall be used by the Company for general corporation purposes, and to provide capital injections into the Company’s subsidiary Plumas Bank (the “Bank”).

The Note bears interest at a fixed rate of 3.85% for the first 5 years and then at a floating interest rate linked to WSJ Prime Rate for the remaining eight year term. The Loan Agreement provides for a $187,500.00 loan fee.

The Note is secured by the common stock of the Bank.

The Loan Agreement contains certain financial and non-financial covenants, which include, but are not limited to, a minimum leverage ratio at the Bank, a minimum total risk-based capital ratio at the Bank, a maximum Texas Ratio at the Bank, a minimum level of tier 1 capital at the Bank and a return on average assets needed to generate a 1.25X debt service coverage ratio.

The Loan Agreement also contains customary events of default, including, but not limited to, failure to pay principal or interest, the commencement of certain bankruptcy proceedings, and certain adverse regulatory events affecting the Company or the Bank. Upon the occurrence of an event of default under the Loan Agreement, the Company’s obligations under the Loan Agreement may be accelerated.

A copy of the Loan Agreement is attached hereto as Exhibit 10.1 and a copy of the Note is attached hereto as Exhibit 10.2, and the Loan Agreement and the Note are each incorporated herein by reference. The foregoing descriptions of the Loan Agreement and the Note do not purport to be complete and are qualified in their entirety by reference to Exhibit 10.1 and Exhibit 10.2, as applicable.

Item 2.03.	Creation of a Direct Financing Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Please see the discussion set forth under Item 1.01, “Entry into a Material Definitive Agreement,” of this Form 8-K, which discussion is incorporated herein by reference in its entirety.

Item 9.01 Exhibits

Number	Description
10.1	Loan Agreement dated January 25, 2022
10.2	Promissory Note dated January 25, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Plumas Bancorp (Registrant)

Date: January 26, 2022	By:	/s/ Richard L. Belstock

Name: Richard L. Belstock Title: Chief Financial Officer